EXHIBIT 23.01

INDEPENDENT COUNSEL’S CONSENT

This office consents to the use of its opinion letter, dated November 7, 2002, stating that the Subordinated Notes have been duly authorized for issuance and validly issued and enforceable, in this Registration Statement of American Real Estate Acquisition Corporation on Form SB-2, and further consents to the reference of this office under the heading “Counsel” and/or “Legal Matters.”

Sincerely,

Mark A. Reiter

Law Office of Mark A. Reiter, LLC

5742 Holmes, Suite 200

Kansas City, Missouri 64110